SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 10, 2003

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington 98370 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code (360) 697-6626 NOT APPLICABLE (Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 10, 2003 the registrant provided the attached presentation to certain parties interested in Pope Resources units. A copy of that presentation is attached hereto as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Presentation dated July 10, 2003

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: July 10, 2003	POPE RESOURCES, A DELAWARE LIMITED
PARTNERSHIP

BY: /s/ Thomas M. Ringo
       ——————————————
       Thomas M. Ringo
       Vice President and Chief Financial Officer, Pope
          Resources, A Delaware Limited Partnership, and
Pope MGP, Inc., General Partner